UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINA GREEN AGRICULTURE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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These Definitive Additional Materials are being filed with the Securities and Exchange Commission (the “SEC”), in connection with a proposed Share Purchase Agreement (the “SPA”), to be dated [●], 2021, by and between China Green Agriculture, Inc. (the “Company”) and a group of ten non-US investors (the “Purchasers”). On July 14, 2021, the Company filed a definitive proxy statement (the “Proxy Statement”), in connection with the proposed SPA. These Definitive Additional Materials supplement the disclosures made in the Proxy Statement, and should be read along side the Proxy Statement. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein is more current.

These supplemental disclosures to the Proxy Statement are dated July 14, 2021. Portions of this material have been omitted as confidential information.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made as of [●], 2021 by and between:

(1) China Green Agriculture, Inc., a company incorporated in the State of Nevada (the “Company”);

(2) Chen Jian, a citizen and resident of China (identity card: ___________________);

(3) Wang Sheng, a citizen and resident of China (identity card: ___________________);

(4) Li Xiaolai, a citizen and resident of China (identity card: ___________________);

(5) Wu Fang, a citizen and resident of China (identity card: ___________________);

(6) Yang Hongfen, a citizen and resident of China (identity card: ___________________);

(7) Ran Caihua, a citizen and resident of China (identity card: ___________________);

(8) Huang Xiuhua, a citizen and resident of China (identity card: ___________________);

(9) Xu Xiuzhen, a citizen and resident of China (identity card: ___________________);

(10) Wang Miao, a citizen and resident of China (identity card: ___________________); and

(11) P Kevin HODL Ltd, a company incorporated under the laws of the British Virgin Islands with registration NO. 2052393, solely owned by Pan Zhibiao (together with Chen Jian, Wang Sheng, Li Xiaolai, Wu Fang, Yang Hongfen, Ran Caihua, Huang Xiuhua, Xu Xiuzhen, Wang Miao, and P Kevin HODL Ltd, the “Purchasers” and individually a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company is currently listed on the New York Stock Exchange (“NYSE”) under the ticker symbol of “CGA”;

WHEREAS, the Purchasers wish to invest in the Company by acquiring certain shares of the common stock of the Company in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 903 of Regulation S promulgated thereunder;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

Article I.
PURCHASE AND SALE

Section 1.1 Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, each Purchaser hereby, severally but not jointly, agrees to purchase from the Company, and the Company hereby agrees to issue, sell and deliver to each Purchaser, such number of shares of common stock set forth opposite such Purchaser’s name under the heading “Number of Purchased Shares” in Schedule A (the “Purchased Shares” of such Purchaser), free and clear of all liens and encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement. Each Purchaser’s transaction contemplated under this Agreement with the Company with respect to the Purchased Shares is a separate agreement, and such Purchaser’s obligations and liabilities under all provisions of this Agreement shall be several and not joint, and unless expressly stated otherwise.

Section 1.2 Purchase Price.

(a) The purchase price for each Purchased Share is US$15.00 (the “Purchase Price”). The aggregate purchase price for all Purchased Shares is US$197,142,855 (the “Aggregate Purchase Price”), which shall be paid by the Purchasers at the Closing (as defined below) by wire transfer of immediately available funds to a bank account designated by the Company. Each Purchaser shall pay to the Company such amount of cash as set out opposite such Purchaser’s name under the heading “Cash Payable” in Schedule A.

Section 1.3 Closing.

(a) Closing. Subject to the satisfaction (or, where permissible, waiver) of the conditions to the closing set forth in Section 1.4, the closing of the transactions contemplated and effected hereby (the “Closing”) shall take place on the day that is two (2) business days immediately following the day on which all of the conditions set forth in Section 1.4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other date as agreed by the parties hereto in writing (the date on which the Closing actually occurs, the “Closing Date”).

(b) Payment and Delivery. At the Closing, each Purchaser shall pay to the Company the Cash Payable in accordance with Section 1.2(b). The Company shall deliver to each Purchaser one or more duly executed share certificates in original form, registered in the name of such Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Purchased Shares being issued and sold to such Purchaser.

(c) Restrictive Legend. Each certificate representing Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 1.4 Closing Conditions.

(a) Mutual Conditions to the Obligations of the Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

(i) No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted, promulgated or enforced by any governmental authority which makes the consummation of the transactions contemplated hereby illegal; provided, that the parties shall use their reasonable best efforts to have any temporary or preliminary order or injunction lifted.

(ii) The transactions contemplated hereby and the issuance of the Company’s common stocks upon consummation of such transactions, shall be submitted for review by NYSE’s listing regulators through a Supplemental Listing Application (the “SLAP”). The SLAP shall have been authorized and approved by NYSE’s listing regulators.

(iii) The transactions contemplated hereby shall have been authorized and approved by the majority of voting shares of the Company, present and voting in person or by proxy at its annual shareholders’ meeting to be held on August 30, 2021, or any adjournment or postponement thereof.

(b) Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of any Purchaser to purchase and pay for its Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and true and correct on and as of the Closing Date (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date); and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(ii) The common stock of the Company shall remain publicly traded under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and shall not have been suspended by the SEC from public trading except for temporary trading suspension arising from the announcement published in connection with the transaction contemplated hereby.

(c) Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to any Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following condition, any of which may be waived in writing by the Company in its sole discretion:

(i) The representations and warranties of such Purchaser contained in Section 2.2 of shall have been true and correct on the date of this Agreement and on and as of the Closing Date (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date); and such Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

Article II.
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own properties and carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. [The Company has furnished to the Investor true, correct and complete copies of the Company’s organizational documents, as amended and as in effect on the date hereof.] As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company or its Subsidiaries (as defined below) taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies after the date of this Agreement, or (y) changes in general economic and market conditions that do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to other participants in the industry or geographic markets in which the Company and its Subsidiaries operate; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its obligations under the Agreement.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Capitalization.

(i) The authorized share capital, option plans and issuance, warrant issuance and any other equity securities (including securities convertible into or exercisable or exchangeable for equity securities) of the Company (the “Company Capitalization”) as of the date hereof is as set forth in Schedule B-1 of this Agreement. All issued and outstanding shares of capital stock of the Company (“Company Shares”) are validly issued, fully paid and non-assessable.

(ii) Upon effectiveness of the Closing, the Company Capitalization will be as set forth in Schedule A-2 of this Agreement. Except as disclosed in Schedule B-1 or Schedule B-2 hereto, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Company Shares or obligating the Company to issue or sell any Company Shares, or any other interest in, the Company. There has not been any split, combination or other restructuring with respect to any class of share capital of the Company after the date hereof and at or prior to the Closing.

(iii) All outstanding shares of capital stock of the Company, all outstanding awards under the Company’s stock option plans, all other outstanding warrants and other equity securities (including securities convertible into or exchangeable for equity securities) of the Company, and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable laws and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Exchange Act, or any listing agreement with the NYSE and any other applicable law regulating securities or takeover matters.

(e) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by such Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement and upon delivery and entry into the register of members of the Company will transfer to such Purchaser good and valid title to its Purchased Shares.

(f) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(g) Consents and Approvals. Except for compliance with the applicable requirements of the Exchange Act, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party.

(h) Compliance with Laws. The business of the Company or its Subsidiaries is not being conducted in material violation of any law or government order applicable to the Company. Within the past [five] years, none of the Company or any of its Subsidiaries, or any of their respective directors or officers, or, to the knowledge of the Company, any of their respective employees, authorized agents, or any other person associated with or acting on behalf of any of them, has conducted any act in violation of any applicable Anti-Corruption Laws, nor would they cause such Purchaser or any of its affiliates to be in violation of any applicable Anti-Corruption Law. “Anti-Corruption Laws” means all the laws, regulations, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls. The Company and its Subsidiaries each has made applications for or obtained, renewed and is in compliance with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a governmental authority (“Licenses”) necessary to conduct its business as presently conducted, except for any such License the absence or non-renewal of which would not have, individually or in the aggregate, a Material Adverse Effect.

(i) SEC Filings. The Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “SEC”) since March 9, 2009 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Financial Statements. Each of the consolidated balance sheets included in or incorporated by reference into the SEC Documents (including the related notes and schedules) fairly presents, or, in the case of SEC Documents filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders’ equity and cash flows included in or incorporated by reference into the SEC Documents (including any related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date hereof, will fairly present, in all material respects, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with US GAAP and the rules and standards of the Public Company Accounting Oversight Board except as may be noted therein.

(k) No Undisclosed Liabilities. Except for (a) liabilities incurred in the ordinary course of business and consistent with past practices since June 30, 2020, (b) liabilities disclosed in or reflected or reserved against in the Company’s consolidated financial statements (or notes thereto) included in the SEC Documents, (c) liabilities arising under this Agreement or in connection with the transactions contemplated hereby or for performance of obligations under the express terms of Company Material Contracts (as defined below) or applicable Law, (d) liabilities which have been discharged or paid in full in the ordinary course of business and consistent with past practices, (e) that are otherwise the subject of any other representation or warranty contained in this Section 2.1, or (f) which would not reasonably be expected to have, a Material Adverse Effect, as of the date hereof, none of the Company and its Subsidiaries has, or is responsible for performing or discharging, any accrued, contingent or other liabilities of any nature required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries (and the notes thereto) prepared in accordance with US GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries included in the SEC Documents, whether due or to become due, either matured or unmatured.

(l) Material Contracts.

(i) Except for this Agreement and the contracts filed as exhibits to the SEC Documents (the contracts described in this Section 2.1(l), collectively, the “Material Contracts”), as of the date hereof, none of the Company or its Subsidiaries is a party to or bound by any contract that is required to be filed by the Company pursuant to Item 15 of Form 10-K under the Exchange Act.

(ii) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (x) each of the Material Contracts is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, each other party thereto, and is in full force and effect; and (y) there is no material breach or default under any Material Contracts by the Company or any of its Subsidiaries.

(m) Tax Matters. The Company and each of its Subsidiaries (i) have prepared (or caused to be prepared) and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects; and (ii) have timely paid all material taxes required to be paid, other than any such taxes that are being contested in good faith, have not been finally determined and have been adequately reserved against in accordance with US GAAP on the balance sheet of the Company and its Subsidiaries (other than in the notes thereto), and any taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith. As of the date hereof, there are no (x) pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of material taxes or material tax matters, or (y) liens for taxes on any of the assets of the Company or any of its Subsidiaries. “Tax Return” means returns, reports, claims for refund, declarations of estimated taxes and information statements, including any schedule or attachment thereto or any amendment thereof, with respect to taxes filed or required to be filed with any governmental authority, including consolidated, combined and unitary tax returns.

(n) Labor Matters. Except as would not have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, (a) there is no material pending or, to the knowledge of the Company, threatened dispute in respect of employment matters with the directors of the Company or any of its Subsidiaries or with any of the employees or former employees of the Company or any of its Subsidiaries, (b) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws of the PRC respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to each of their current (including those on layoff, disability or leave of absence, whether paid or unpaid), former, or retired employees, officers or directors of the Company or any Subsidiary of the Company (collectively, “Employees”), and (c) other than regular payments to be made in the ordinary course of business consistent with past practice or required by applicable Law, neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

(o) Intellectual Property.

(i) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property that is used in their respective businesses as currently conducted (the “Company IP”); (ii) all of the registrations and applications included in the Company IP owned or exclusively licensed by the Company, and, to the knowledge of the Company, by its Subsidiaries, are subsisting; and (iii) all of the Company IP are free and clear of any lien. “Intellectual Property” means: (A) trademarks, service marks, brand names, corporate names, Internet domain names, logos, symbols, trade dress, trade names, and all other source indicators and all goodwill associated therewith and symbolized thereby; (B) patents and proprietary inventions and discoveries; (C) confidential and proprietary information, trade secrets and know-how, (including confidential and proprietary processes, technology, research, recipes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists) (collectively, “Trade Secrets”); and (D) all applications and registrations, invention disclosures, and extensions, revisions, restorations, substitutions, modifications, renewals, divisions, continuations, continuations-in-part, reissues and re-examinations related to any of the foregoing.

(ii) Except as would not have, individually or in the aggregate, a Material Adverse Effect, neither the conduct of the business of the Company and/or the conduct of the business of each of its Subsidiaries nor the Company IP infringes, dilutes, misappropriates or otherwise violates any Intellectual Property rights of any third party; and to the knowledge of the Company, no third party is infringing, diluting, misappropriating or otherwise violating any material Company IP owned or exclusively licensed by the Company or its Subsidiaries.

(iii) The Company and its Subsidiaries take and have taken commercially reasonable measures to maintain, preserve and protect the confidentiality of all material Trade Secrets, and to the knowledge of the Company, such Trade Secrets have not been used or disclosed by any Person except pursuant to non-disclosure and/or license agreements or pursuant to obligations to maintain confidentiality arising by operation of law.

(p) Insurance. Except as would not have, individually or in the aggregate, a Material Adverse Effect, (A) all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries are in full force and effect; (B) the Company has no reason to believe that it or any of its Subsidiaries will not be able (x) to renew its existing insurance coverage as and when such policies expire or (y) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a reasonable cost; (C) neither the Company nor any of its Subsidiaries has received any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies in writing; and (D) neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(q) Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable environmental permits necessary under applicable Law to operate the business as presently operated, (b) there have been no release of any hazardous materials at or on any property owned or operated (currently or formerly) by the Company or its Subsidiary or, to the knowledge of the Company, any release of hazardous materials of the Company or its Subsidiary at any property or location where hazardous materials are stored, transported, treated or disposed of on behalf of the Company or its Subsidiary, (c) neither the Company nor its Subsidiary has received from a governmental authority any written notification alleging that it is liable for any release or threatened release of hazardous materials, except with respect to any such notification for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate governmental authority or otherwise, and (d) neither the Company nor its Subsidiary has received any written claim or complaint, or is presently subject to any legal proceeding, relating to non-compliance with any Environmental Laws or any other liabilities pursuant to or arising in connection with any Environmental Laws, environmental permits or hazardous materials and, to the knowledge of the Company, no such matter has been threatened in writing. “Environmental Law” means any applicable Law binding on Company or its operations or property as of or prior to the date hereof relating in any way to the environment, natural resources or hazardous materials.

(r) Events Subsequent to Most Recent Fiscal Period. Since June 30, 2020 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(s) Litigation. There are no actions, suits, proceedings, inquiries or investigations by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Authority. Such Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by such Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by such Purchaser pursuant to this Agreement, and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(b) Valid Agreement. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of such Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which such Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which such Purchaser is bound or to which such Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect such Purchaser’s ability to consummate the transactions contemplated hereby. There is no action, suit or proceeding, pending or threatened against such Purchaser that questions the validity of this Agreement or the right of such Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Consents and Approvals. Neither the execution and delivery by such Purchaser of this Agreement, nor the consummation by such Purchaser of any of the transactions contemplated hereby, nor the performance by such Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(e) Status and Investment Intent.

(i) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares. Such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Such Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. Such Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Such Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation.

(iv) Such Purchaser has been furnished access to all materials and information such Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. Such Purchaser has consulted to the extent deemed appropriate by Such Purchaser with Such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in its Purchased Shares.

(v) Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vi) Offshore Transaction. Such Purchaser is acquiring its Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

Article III.
MISCELLANEOUS

Section 3.1 Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive the Closing for a period of 24 months.

Section 3.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 3.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 3.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchasers, the Company, and their respective heirs, successors and permitted assigns.

Section 3.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchasers without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of such Purchaser without the consent of the Company, provided that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 3.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by China EMS if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, addressed as follows:

3rd Floor, Borough A, Block A.

No. 181, South Taibai Road, Xian, Shaanxi Province 710065

People’s Republic of China

If to the Purchasers, addressed as follows:

Chen Jian

_____________________Chaoyang, Beijing 100101

The People’s Republic of China

Attention: Chen Jian

Email: _____________________

Wang Sheng

_____________________Chaoyang District, Beijing 100101

The People’s Republic of China

Attention: Wang Sheng

Email: _____________________

Li Xiaolai

_____________________Haidian, Beijing 100094

The People’s Republic of China

Attention: Li Xiaolai

Email: _____________________

Wu Fang

_____________________Zhengdongxinqu, Zhengzhou, Henan 450016

The People’s Republic of China

Attention: Wu Fang

Email: _____________________

Yang Hongfen

_____________________Sanmenxia, Henan 472431

The People’s Republic of China

Attention: Yang Hongfen

Email: _____________________

Ran Caihua

_____________________Jiangbei, Chongqing 400020

The People’s Republic of China

Attention: Ran Caihua

Email: _____________________

Huang Xiuhua

_____________________Youyang, Chongqing 409815

The People’s Republic of China

Attention: Huang Xiuhua

Email: _____________________

Xu Xiuzhen

_____________________Shunyi, Beijing 101318

The People’s Republic of China

Attention: Xu Xiuzhen

Email: _____________________

Wang Miao

_____________________Chaoyang, Beijing 100000

The People’s Republic of China

Attention: Wang Miao

Email: _____________________

P Kevin HODL Ltd

_______________

British Virgin Island

Attention: Pan Zhibiao

Email: _____________________

Any party hereto may change its address for purposes of this Section 3.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 3.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by such agreements.

Section 3.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 3.9 Fees and Expenses. Except as otherwise provided in this Agreement, each party will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 3.10 Confidentiality. Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 3.11 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.12 Termination. In the event that the Closing shall not have occurred by October 30, 2021 either the Company or any Purchaser may terminate this Agreement with no further force or effect, except for the provisions of Article III, which shall survive any termination under this Section 3.12, provided that no party who is then in a material breach of this Agreement shall not be entitled to terminate this Agreement.

Section 3.13 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.14 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 3.15 No Waiver. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

China Green Agriculture, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

[●]

By:
Name:
Title:

Schedule A

Sale and Purchase of Shares

Purchaser Name	Number of Purchased Shares	Cash Payable[1]
Chen Jian	1,577,143	$23,657,145.00
Wang Sheng	617,714	$9,265,710.00
Li Xiaolai	1,255,143	$18,827,145.00
Wu Fang	1,117,143	$16,757,145.00
Yang Hongfen	1,314,286	$19,714,290.00
Ran Caihua	1,314,286	$19,714,290.00
Huang Xiuhua	1,228,857	$18,432,855.00
Xu Xiuzhen	2,286,857	$34,302,855.00
Wang Miao	1,314,286	$19,714,290.00
P Kevin HODL Ltd	1,117,142	$16,757,130.00

[1]	Cash Payable is calculated by multiplying the Number of Purchased Shares with $15.00, the Purchase Price for each Purchased Share.

Schedule B-1

Company Capitalization as of the date of This Agreement

Authorized Share Capital	[135,197,165]
Common Stock	[115,197,165]
Preferred Stock	[20,000,000]
Total Outstanding	[8,487,629]
Common Stock	[8,487,629]
Preferred Stock	[0]

Schedule B-2

Company Capitalization immediately after the Closing

Authorized Share Capital	[135,197,165]
Common Stock	[115,197,165]
Preferred Stock	[20,000,000]
Total Outstanding	[21,630,486]
Common Stock	[21,630,486]
Preferred Stock	[0]

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed SPA, the Company has filed the Proxy Statement and other relevant materials with the SEC. On or about August 9, 2021, the Company will begin mailing the Proxy Statement and these Definitive Additional Materials, respectively, to stockholders of record as of the close of business on July 30, 2021. Before making any voting decision with respect to the proposed SPA, stockholders of the Company are urged to read the Proxy Statement as supplemented by the disclosures made in this document, and other relevant materials that we may file in the future with the SEC because they contain important information about the proposed SPA. The Proxy Statement, these Definitive Additional Materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from the Company at https://www.cstproxy.com/cgagri/2021.

We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained herein speaks only as of July 14, 2021 unless the information specifically indicates that another date applies.

The information contained herein does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of the information herein should not create an implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained in the Proxy Statement as supplemented hereby. We have not authorized anyone to provide information that is different from that contained in the Proxy Statement as supplemented hereby.

If you have questions about the Annual Meeting or the proposed SPA, or if you would like additional copies of the Proxy Statement or the proxy card, you should contact China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China, 710065, +86-29-88266368.